UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 30, 2020

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBR	Nasdaq Capital Market

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COHBAR, INC.

FORM 8-K

Item 8.01 Other Events

On March 30, 2020, CohBar, Inc. (the “Company”) announced that it is anticipating delays in the completion of its CB4211 Phase 1b study for NASH and obesity for an unknown period of time due to a pause by some of the company’s clinical research organization partners in all of their activities related to the study in response to recent developments relating to the coronavirus disease 2019 (“COVID-19”) global pandemic. The Company’s priorities are to minimize the risk of trial participants exposure to COVID-19, avoid further overburdening hospital staff and to protect the integrity of the trial. Please see the Supplemental Risk Factor below regarding potential risks related to COVID-19.

Supplemental Risk Factor

In light of recent developments relating to the COVID-19 global pandemic, the Company is supplementing the risk factors previously disclosed in Item 1A. of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 12, 2020, to include the following risk factor under the heading “Risks Related to our Business and Industry”:

The outbreak of the novel strain of coronavirus, SARS-CoV-2, which causes COVID-19, could adversely impact our business, including our clinical trials and preclinical studies.

Public health crises such as pandemics or similar outbreaks could adversely impact our business. In December 2019, a novel strain of coronavirus, SARS-CoV-2, which causes coronavirus disease 2019 or COVID-19, surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries, including the United States. In response to the spread of COVID-19, the company has asked employees to work from home and has temporarily closed its internal research facility. We continue to monitor the impact of COVID-19 on ongoing activities at our external research and development partner sites.

Timely enrollment in our clinical trials is dependent upon global clinical trial sites which may be adversely affected by global health matters, such as pandemics. We are currently conducting a clinical trial for our lead product candidate in the United States, which is currently, and may continue to be, affected by COVID-19. For example, enrollment for our CB4211 Phase 1b study has been delayed due to suspension of study activities at some of our clinical sites, and we cannot provide any assurance that we will be able to resume enrollment in the study in a timely manner prior to the exhaustion of our existing capital resources, or at all. The continued delay of enrollment for our CB4211 Phase 1b study could increase our development costs, delay or prevent the availability of topline data expected to be available from the trial, delay our product development and regulatory submission process, result in the termination of the trial or make it difficult to raise additional capital.

As a result of the COVID-19 outbreak, or similar pandemics, we may experience disruptions that could severely impact our business, clinical trials and preclinical studies, including:

●	delays or difficulties in enrolling patients in our clinical trials;

●	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

●	delays or disruptions in non-clinical experiments and investigational new drug application-enabling good laboratory practice standard toxicology studies due to unforeseen circumstances in supply chain;

●	increased rates of patients withdrawing from our clinical trials following enrollment as a result of contracting COVID-19, being forced to quarantine, or not accepting home health visits;

●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

●	interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures (particularly any procedures that may be deemed non-essential), which may impact the integrity of subject data and clinical study endpoints;

●	interruption or delays in the operations of the U.S. Food and Drug Administration and comparable foreign regulatory agencies, which may impact approval timelines;

●	limitations on employee resources that would otherwise be focused on the conduct of our preclinical studies and clinical trials, including because of sickness of employees or their families, the desire of employees to avoid contact with large groups of people, an increased reliance on working from home or mass transit disruptions;

●	interruption of, or delays in receiving, supplies of our product candidates from our contract manufacturing organizations due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems; and

●	reduced ability to engage with the medical and investor communities due to the cancellation of conferences scheduled throughout the year.

These and other factors arising from the COVID-19 pandemic could worsen in countries that are already afflicted with COVID-19, could continue to spread to additional countries, or could return to countries where the pandemic has been partially contained, each of which could further adversely impact our ability to conduct clinical trials and our business generally, and could have a material adverse impact on our operations and financial condition and results.

In addition, the trading prices for our common stock and other biopharmaceutical companies have been highly volatile as a result of the COVID-19 pandemic and the resulting impact on economic activity. As a result, we may face difficulties raising capital through sales of our common stock or other equity-linked securities, and any such sales may be on unfavorable terms to us and potentially dilutive to existing stockholders.

The COVID-19 outbreak continues to rapidly evolve. The extent to which the outbreak may impact our business, clinical trials and preclinical studies will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of COVID-19, the duration of the outbreak, travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Please also refer to the complete Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2020 for additional risks and uncertainties facing the Company that may have a material adverse effect on the Company’s business prospects, financial condition and results of operations.

Forward-Looking Statements

This current report contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what the Company expects. Examples of forward-looking statements include, among others, statements the Company makes regarding the impact of COVID-19 on our ongoing and planned clinical trials; anticipated outcomes of research and clinical trials for our mitochondria based therapeutic (MBT) candidates; expectations regarding the growth of MBTs as a significant future class of drug products; and statements regarding anticipated therapeutic properties and potential of our mitochondrial peptide analogs and MBTs. Further information on potential risk factors that could affect our business and its financial results are detailed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, and other reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

March 30, 2020	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno
Chief Financial Officer

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